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PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant |X|
Filed by a party other than the registrant |_|


Check the appropriate box:
|_|   Preliminary proxy statement
|_| Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
|_|   Definitive proxy statement
|_|   Definitive additional materials
|X|   Soliciting material pursuant to Rule 14a-12


                        Virginia Capital Bancshares, Inc.
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
|X|   No fee required.
|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)   Title of each class of securities to which transaction applies:
            N/A
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(2)   Aggregate number of securities to which transactions applies:
            N/A
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(3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
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(4)   Proposed maximum aggregate value of transaction:
            N/A
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(5)   Total fee paid:

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|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(4)   Date filed:
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      On January 24, 2001, Virginia Capital Bancshares, Inc. ("Virginia
Capital") and BB&T Corporation ("BB&T") issued the following joint press release which reported that Virginia Capital had entered into an Agreement and Plan of Reorganization, pursuant to which Virginia Capital will be merged with and into BB&T, with BB&T being the surviving entity:

Jan. 24, 2001
FOR IMMEDIATE RELEASE


CONTACTS:
---------
ANALYSTS
Tom A. Nicholson          Scott E. Reed
SENIOR VICE PRESIDENT     SENIOR EXECUTIVE VICE PRESIDENT
INVESTOR RELATIONS        CHIEF FINANCIAL OFFICER
(336) 733-3058            (336) 733-3088

MEDIA
Bob Denham                Burney Warren             Samuel C. Harding Jr.
SENIOR VICE PRESIDENT     EXECUTIVE VICE PRESIDENT  PRESIDENT
PUBLIC RELATIONS          MERGERS AND ACQUISITIONS  VIRGINIA CAPITAL BANCSHARES
(336) 733-1002            (252) 321-3347            (540) 899-5500

BB&T TO ACQUIRE VIRGINIA CAPITAL BANCSHARES
OF FREDERICKSBURG, VA.

      WINSTON-SALEM, N.C. - BB&T Corporation (NYSE: BBT) today said it plans to buy Virginia Capital Bancshares Inc. (NASDAQ: VCAP) of Fredericksburg, Va., in a $180.5 million stock swap. The acquisition, one of two BB&T announced today, would expand BB&T's presence along the fast-growing Interstate 95 corridor between Richmond, Va., and Washington, D.C.

      Virginia Capital Bancshares is a $532.7 million bank holding company for Fredericksburg State Bank, which operates one banking office in Fredericksburg, two in Spotsylvania County and one in Stafford County.

      The transaction, approved by the directors of both companies, currently is valued at $18.50 per Virginia Capital share based on BB&T's closing price Tuesday of $37.31. The final exchange ratio will be based on a pricing period prior to the Virginia Capital shareholders' vote on the proposed merger. The transaction will be accounted for as a purchase.

      "Fredericksburg State Bank is a well-respected, community-oriented institution with a 78-year tradition of service," said BB&T Chairman and Chief Executive Officer John Allison. "This acquisition gives us the No. 1 market share in Fredericksburg, one of the fastest growing areas of the country and part of the economically viable Washington-Baltimore CMSA."

                                      MORE


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      An emerging high-tech center, Fredericksburg will soon be surrounded by three circuit manufacturing facilities within a 50-mile radius. The three facilities represent more than half of Virginia's recently announced $12 billion investment in high-tech companies and will employ more than 10,000 people.

             The announcement comes on the same day BB&T said it would buy Winchester, Va.-based F&M National Corporation. Together, the mergers would increase BB&T's Virginia assets to more than $11 billion and move BB&T from sixth to a tie for fourth in market share in the state. Home to 16 Fortune 500 companies, Virginia has the highest per capita income of any state in the Southeast.


      Fredericksburg State Bank was founded in 1922 as Mutual Building and Loan Association.

      Fredericksburg State Bank customers will be introduced to BB&T's broad product and services line, which includes insurance, mutual funds, trust, online banking, annuities, investment banking, retail brokerage, treasury services, international banking and leasing.

      "As a hometown bank proud of the commitment we've made to generations of families in this area, it's great to be joining a customer-oriented organization like BB&T," said Samuel C. Harding Jr., president of Virginia Capital Bancshares. "Our customers will be able to take advantage of a much broader line of products and services while continuing to enjoy the same attentive service they've grown accustomed to."

      The BB&T community banking network is currently divided into 23 autonomous regions. Each region has its own president and operates like a community bank. Nearly all lending decisions are made locally.

      The merger, which is subject to the approval of Virginia Capital shareholders and banking regulators, is expected to be completed in the second quarter of 2001.

      With today's announcements, BB&T will take a self-imposed 90-day moratorium on bank and thrift acquisitions, Allison said.

      Winston-Salem-based BB&T Corporation, with $60.9 billion in assets, operates 889 banking offices in the Carolinas, Georgia, Virginia, Maryland, West Virginia, Tennessee, Kentucky and Washington, D.C.

      BB&T Corporation is the nation's 17th largest financial holding company. More information is available at www.BBandT.com.

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      THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS AS DEFINED BY
FEDERAL SECURITIES LAWS. THESE STATEMENTS MAY ADDRESS ISSUES THAT INVOLVE SIGNIFICANT RISKS, UNCERTAINTIES, ESTIMATES AND ASSUMPTIONS MADE BY MANAGEMENT. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM CURRENT PROJECTIONS.

      PLEASE REFER TO BB&T'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION FOR A SUMMARY OF IMPORTANT FACTORS THAT COULD AFFECT BB&T'S FORWARD-LOOKING STATEMENTS. BB&T UNDERTAKES NO OBLIGATION TO REVISE THESE STATEMENTS FOLLOWING THE DATE OF THIS PRESS RELEASE.

      BB&T'S NEWS RELEASES ARE AVAILABLE AT NO CHARGE THROUGH PR NEWSWIRE'S COMPANY NEWS ON-CALL FACSIMILE SERVICE. FOR A MENU OF BB&T'S NEWS RELEASES OR TO RETRIEVE A SPECIFIC RELEASE CALL 1-800-758-5804, EXTENSION 809325.

      THE FOREGOING MAY BE DEEMED TO BE OFFERING MATERIALS OF BB&T CORPORATION IN CONNECTION WITH BB&T'S PROPOSED ACQUISITION OF VIRGINIA CAPITAL BANCSHARES INC., ON THE TERMS AND SUBJECT TO THE CONDITIONS IN THE AGREEMENT AND PLAN OF REORGANIZATION, DATED JAN. 23, 2001, BETWEEN BB&T AND VIRGINIA CAPITAL BANCSHARES INC. THIS DISCLOSURE IS BEING MADE IN CONNECTION WITH REGULATION OF TAKEOVERS AND SECURITY HOLDER COMMUNICATIONS (RELEASE NOS. 337760 AND 3442055) ADOPTED BY THE SECURITIES AND EXCHANGE COMMISSION ("SEC").
      SHAREHOLDERS OF VIRGINIA CAPITAL BANCSHARES INC. AND OTHER INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS THAT WILL BE INCLUDED IN THE REGISTRATION STATEMENT ON FORM S4, WHICH BB&T WILL FILE WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT BB&T, VIRGINIA CAPITAL BANCSHARES INC., THE MERGER, THE PERSONS SOLICITING PROXIES IN THE MERGER AND THEIR INTERESTS IN THE MERGER AND RELATED MATTERS.
      AFTER IT IS FILED WITH THE SEC, THE PROXY STATEMENT/PROSPECTUS WILL BE AVAILABLE FOR FREE, BOTH ON THE SEC WEB SITE (HTTP://WWW.SEC.GOV) AND FROM BB&T AND VIRGINIA CAPITAL BANCSHARES INC. AS FOLLOWS:
      ALAN W. GREER, SHAREHOLDER REPORTING, BB&T CORPORATION, P.O. BOX 1290, WINSTON-SALEM, NC, 27102. TELEPHONE: (336) 733-3021.
      SAMUEL C. HARDING JR., PRESIDENT, VIRGINIA CAPITAL BANCSHARES INC., P.O. BOX 748, FREDERICKSBURG, VA, 22404. TELEPHONE: (540) 899-5500.

      IN ADDITION TO THE PROPOSED REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS, BB&T AND VIRGINIA CAPITAL BANCSHARES INC. FILE ANNUAL, QUARTERLY AND SPECIAL REPORTS, PROXY STATEMENTS AND OTHER INFORMATION WITH THE SEC. YOU MAY READ AND COPY ANY REPORTS, STATEMENTS OR OTHER INFORMATION FILED BY EITHER COMPANY AT THE SEC'S PUBLIC REFERENCE ROOMS AT 450 FIFTH STREET, N.W., WASHINGTON, D.C. 20549 OR AT THE SEC'S OTHER PUBLIC REFERENCE ROOMS IN NEW YORK AND CHICAGO.
      PLEASE CALL THE SEC AT 1800SEC0330 FOR FURTHER INFORMATION ON THE PUBLIC REFERENCE ROOMS. BB&T'S AND VIRGINIA CAPITAL BANCSHARES' FILINGS WITH THE SEC ARE ALSO AVAILABLE TO THE PUBLIC FROM COMMERCIAL DOCUMENTRETRIEVAL SERVICES AND ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV.